                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURUSANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                     BIRNER DENTAL MANAGEMENT SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No Fee Required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

      --------------------------------------------------------------------------

(2)   Aggregate number of securities to which transaction applies:

      --------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      --------------------------------------------------------------------------

(4)   Proposed maximum aggregate value of transaction:

      --------------------------------------------------------------------------

(5)   Total fee paid:

      --------------------------------------------------------------------------
[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:

      --------------------------------------------------------------------------

(2)   Form, Schedule or Registration Statement No.:

      --------------------------------------------------------------------------

(3)   Filing Party:

      --------------------------------------------------------------------------

(4)   Date Filed:

      --------------------------------------------------------------------------

                     BIRNER DENTAL MANAGEMENT SERVICES, INC.
                       3801 EAST FLORIDA AVENUE, SUITE 508
                             DENVER, COLORADO 80210

                                                                January 30, 2001


TO THE SHAREHOLDERS OF BIRNER
DENTAL MANAGEMENT SERVICES, INC.:

You are cordially invited to attend a Special Meeting of Shareholders (the "Meeting") of Birner Dental Management Services, Inc. (the "Company"), to be held on Thursday, February 22, 2001, at 10:00 a.m., Mountain Time, at the Company's offices, 3801 East Florida Avenue, Suite 508, Denver, Colorado 80210.

Please read the enclosed Proxy Statement for the Meeting. Whether or not you plan to attend the Meeting, please sign, date and return the proxy card in the enclosed envelope to Computershare Trust Company, Inc. as soon as possible so that your vote will be recorded. If you attend the Meeting, you may withdraw your proxy and vote your shares in person.

Very truly yours,

BIRNER DENTAL MANAGEMENT SERVICES, INC.


By: /s/ Frederic W.J. Birner
   ---------------------------------------
   Name:  Frederic W.J. Birner
   Title: Chairman of the Board and Chief Executive Officer

                     BIRNER DENTAL MANAGEMENT SERVICES, INC.
                       3801 EAST FLORIDA AVENUE, SUITE 508
                             DENVER, COLORADO 80210

              -----------------------------------------------------
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 22, 2001
              -----------------------------------------------------

TO OUR SHAREHOLDERS:

A Special Meeting of Shareholders (the "Meeting") of Birner Dental Management Services, Inc., a Colorado corporation (the "Company"), will be held on Thursday, February 22, 2001, at 10:00 a.m., Mountain Time, at the Company's offices, 3801 East Florida Avenue, Suite 508, Denver, Colorado 80210, for the following purposes:

         (1) to approve a reverse stock split of the Company's issued and outstanding Common Stock pursuant to which the Company would issue one share for between three and five shares of its presently outstanding Common Stock as determined by the Board of Directors of the Company;
         (2) to consider such other matters as may properly come before the Meeting and at any and all adjournments thereof.

Only shareholders of record at the close of business on January 12, 2001 are entitled to notice of and to vote at the Meeting.

                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    /s/ Dennis N. Genty
                                    ---------------------------------
                                    Name:  Dennis N. Genty
                                    Title: Chief Financial Officer, Secretary
                                           and Treasurer

Denver, Colorado
January 30, 2001

A PROXY CARD IS ENCLOSED. YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE PREPAID, ADDRESSED ENVELOPE TO COMPUTERSHARE TRUST COMPANY, INC. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                     BIRNER DENTAL MANAGEMENT SERVICES, INC.
                       3801 EAST FLORIDA AVENUE, SUITE 508
                             DENVER, COLORADO 80210

                                 PROXY STATEMENT

                         SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 22, 2001

                    -----------------------------------------

                               GENERAL INFORMATION

The enclosed proxy is solicited by and on behalf of the Board of Directors of Birner Dental Management Services, Inc., a Colorado corporation (the "Company"), for use at the Company's Special Meeting of Shareholders (the "Meeting") to be held at 10:00 a.m., Mountain Time, on Thursday, February 22, 2001, at the Company's offices, 3801 East Florida Avenue, Suite 508, Denver, Colorado 80210, and at any and all adjournments thereof. The Meeting has been called to consider a proposal to make a reverse split of the issued and outstanding shares of the Company's common stock, without par value ("Common Stock"), whereby the Company would issue one new share of its Common Stock for between three and five shares of its presently outstanding stock. The Company's Board of Directors will be authorized to set the final ratio of the reverse split (the "Reverse Split"). This Proxy Statement and the accompanying form of proxy are first being mailed or given to the shareholders of the Company on or about January 30, 2001.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

All voting rights are vested exclusively in the holders of the Common Stock, without par value. Each share of the Common Stock is entitled to one vote. Holders of a majority of shares entitled to vote at the Meeting, when present in person or by proxy, constitute a quorum. On January 12, 2001, the record date ("Record Date") for shareholders entitled to vote at the Meeting, 6,026,688 shares of the Common Stock were issued and outstanding.

Proxies in the enclosed form will be effective if properly executed and returned prior to the Meeting in the enclosed envelope to Computershare Trust Company, Inc., Proxy Department, P.O. Box 1596, Denver, Colorado 80201-1596. The Common Stock represented by each effective proxy will be voted at the Meeting in accordance with the instructions on the proxy. If no instructions are indicated on a proxy, all Common Stock represented by such proxy will be voted FOR approval of the Reverse Split, and, as to any other matters of business which properly come before the Meeting, by the named proxies at their discretion.

Any shareholder signing and mailing the enclosed proxy may revoke it at any time before it is voted by giving written notice of the revocation to the Company, by voting in person at the Meeting or by filing at the Meeting a later executed proxy.

When a quorum is present, the Reverse Split will be approved if the votes cast in favor of the Reverse Split exceed the votes cast in opposition. With respect to any other matter which may properly come before the Meeting, unless a greater number of votes is required by law or by the Company's Amended and Restated Articles of Incorporation, a matter will be approved by the shareholders if the votes cast in favor of the matter exceed the votes cast in opposition.

Abstentions, broker non-votes (i.e., shares held by brokers or nominees as to which the broker or nominee indicates on a proxy that it does not have discretionary authority to vote) and any other shares not voted will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining whether the Reverse Split is approved, or whether any other matter which properly may come before the Meeting is approved, abstentions, broker non-votes and any other shares not voted will not be considered as votes cast. Thus, abstentions, broker non-votes and any other shares not voted will have no impact in the approval of the Reverse Split, or any other matter which properly may come before the Meeting so long as a quorum is present.

The Company will pay the cost of soliciting proxies in the accompanying form. The Company has retained the services of Computershare Trust Company, Inc. to assist in distributing proxy materials to brokerage houses, banks, custodians and other nominee holders. The estimated cost of such services is approximately $1,400 plus out-of-pocket expenses. Although there are no formal agreements to do so, proxies may be solicited by officers and other regular employees of the Company by telephone or by personal interview for which employees will not receive additional compensation. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.

                             PROPOSED REVERSE SPLIT

The Company's Common Stock is currently quoted on the Nasdaq National Market ("NNM"). However, as previously reported, the Company has been informed by The Nasdaq Stock Market, Inc. ("Nasdaq") that its stock will be de-listed from the NNM if it cannot come into compliance with the maintenance criteria for continued listing. The Company does not currently meet NNM's maintenance criteria for a minimum bid price or market value of its shares held by non-affiliates. In addition, the Company's Common Stock does not currently maintain a minimum bid price sufficient to allow it to move its listing to the Nasdaq SmallCap Market ("SmallCap Market"). The Company has requested an extension of time from Nasdaq in which to meet these criteria. A hearing on the Company's request is scheduled for February 1, 2001, before a Nasdaq panel (the "Panel"). Unless the Company is successful in obtaining an extension of time from the Panel or circumstances change, the Company's stock would be delisted from the NNM on February 1, 2001, and it would likely be traded thereafter on the OTC Bulletin Board. The purpose of the Reverse Split is to increase the market value per share of the Company's common stock in order to meet the minimum bid price for NNM and SmallCap listed securities of $1.00 per share. There can be no assurance that if the Reverse Split is approved, the market value per share of the Company's Common Stock will exceed the $1.00 minimum bid criteria. Moreover, even if the Reverse Split is approved, the Company's Common Stock may still not meet the NNM's criteria for market value of shares held by non-affiliates. Thus, unless the Panel grants the Company's request for an extension of time to meet the NNM criteria for market value of shares held by non-affiliates, the Company's Common Stock may be delisted from the NNM.

The Company has also requested, in the alternative, that Nasdaq grant to it an extension of time in which to file an application to list its common stock on the SmallCap Market. The Company believes that, upon completion of the Reverse Split, the Company will meet the requirements for transfer to and continued listing on the SmallCap Market. The Board of Directors believes that a listing of the Company's Common Stock on the SmallCap Market will provide its shareholders with greater liquidity than if the stock were traded on the OTC Bulletin Board. In addition, a listing on the SmallCap Market will provide the Company's Common Stock with a continued exemption from the limitations on trading applicable to "penny stocks," defined as any stock traded at below $5 per share except stocks listed on a national exchange or authorized for quotation on a national quotation service such as Nasdaq. Certain policies and practices of the securities industry relating to penny stocks may tend to discourage individual brokers and brokerage firms from dealing in these stocks. Some of these policies and practices involve time-consuming procedures that make the handling of lower priced stocks economically unattractive. The brokerage commission on a sale of penny stock may also represent a higher percentage of the sale price than the brokerage commission on a higher priced issue. Any reduction in brokerage commissions resulting from the Reverse Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by shareholders selling "odd lots" created by the Reverse Split.

In order to meet the minimum bid price requirement for listing on the SmallCap Market, the Company has determined that it is necessary to complete the Reverse Split. Since the Company is already listed on the NNM, the Company may transfer its listing to the SmallCap Market based upon the SmallCap Market's maintenance standard requirements. Among other things, as such requirements pertain to the Company, the Company must have: (i) at least 500,000 shares held by non-affiliates; (ii) an aggregate market value of public float of at least $1,000,000; (iii) at least 300 shareholders who own 100 shares of Common Stock or more; and (iv) a minimum bid price of at least $1.00 per share. The Company believes that it will meet all of these listing criteria upon the completion of the Reverse Split. There can be no assurance that the Company will meet or maintain these listing requirements in the future.

To complete the Reverse Split, the Company's Board of Directors has unanimously adopted resolutions approving and recommending that shareholders approve the Reverse Split and provide for the rounding up to the next higher whole share in lieu of issuing fractional shares otherwise issuable in connection therewith. There will be no change in the number of the Company's authorized shares of Common Stock.

The Board of Directors believes that approval of the Reverse Split pursuant to which the Company would issue one new share of Common Stock in exchange for between three and five shares of Common Stock as determined by the Board of Directors is in the best interests of the Company and its shareholders. This provides the Board with maximum flexibility to achieve the purposes of the Reverse Split.

If the Reverse Split is approved by the required vote of shareholders, the Company's outstanding shares (the "Old Shares") of Common Stock would be exchanged for new shares (the "New Shares") of Common Stock in the exchange ratio established by the Company's Board of Directors.

The Board of Directors recommends that shareholders vote for the Reverse Split.

CERTAIN EFFECTS OF THE REVERSE SPLIT

The Reverse Split will not change the proportionate equity interests of the Company's shareholders, nor will the respective voting rights and other rights of shareholders be altered, except for possible immaterial changes due to the rounding up to the next higher whole share rather than issuing fractional shares. The Common Stock issued pursuant to the Reverse Split will remain fully paid and nonassessable. The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Based on the 6,026,688 shares of Common Stock outstanding on the Record Date, the following table reflects the percentage reduction in the outstanding shares of Common Stock and the approximate number of shares that would be outstanding after the Reverse Split:

                PROPOSED     PERCENTAGE     SHARES OUTSTANDING
             REVERSE SPLIT   REDUCTION      AFTER REVERSE SPLIT
                1 for 3         66%              2,008,896
                1 for 4         75%              1,506,672
                1 for 5         80%              1,205,337

The above table gives effect to the Reverse Split as if it occurred on the Record Date, subject to adjustment resulting from the rounding up to the next higher whole share rather than issuing fractional shares. The above table excludes, on a pre-Reverse Split basis, shares of Common Stock subject to outstanding options and warrants and shares of Common Stock available for the grant of future options under the Company's stock option plans. Shareholders should recognize that if the Reverse Split is approved, they will own a lesser number of shares than they presently own. The number of authorized shares of Common Stock will remain at 20,000,000 shares.

The Reverse Split will not affect the proportionate equity interest in the Company of any shareholder, except such immaterial changes as may result from rounding up to the next higher whole share rather than issuing fractional shares. After the Reverse Split, each share of Common Stock will entitle the holder thereof to one vote per share and be otherwise identical to the shares prior to the Reverse Split.

While the Company expects that the Reverse Split will result in an increase in the market price of the Common Stock, there can be no assurance that the Reverse Split will increase the market price of the Common Stock sufficient to meet the minimum bid price requirement for NNM or SmallCap or result in a permanent increase in the market price (which is dependent upon many factors, including the Company's performance and prospects). Also, should the market price of the Common Stock decline, the percentage decline may be greater than would result in the absence of the Reverse Split. Furthermore, the possibility exists that liquidity in the market price of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split. In addition, the Reverse Split will increase the number of shareholders of the Company who own less than 100 shares. Shareholders who hold less than 100 shares typically will experience an increase in the cost of selling their shares, as well as greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Split will achieve the desired results that have been outlined above.

PROCEDURE FOR EFFECTING REVERSE SPLIT

After approval of the Reverse Split by the requisite vote of shareholders, the ratio of the Reverse Split will be determined by the Board of Directors. The Reverse Split will then become effective on the date (the "Effective Date") established by the Company's Board of Directors.

Beginning on the Effective Date, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares. Shareholders may exchange their existing stock certificates for certificates representing their New Shares if they so choose.

FRACTIONAL SHARES

No scrip or fractional certificates will be issued in connection with the Reverse Split. In lieu of issuing fractional shares, the Company will round up to the next higher whole share any fractional shares that result from the Reverse Split.

EFFECT ON OUTSTANDING OPTIONS AND WARRANTS

As of January 12, 2001, there were outstanding options to purchase an aggregate of 590,779 shares of Common Stock pursuant to the Company's Employee Stock Option Plan and Stock Option Plan for Managed Dental Centers and warrants to purchase an aggregate of 290,872 shares of Common Stock.

All of the outstanding options and warrants are subject to a provision for adjustments in the number of shares covered thereby and the exercise price thereof, in the event of a reverse stock split. If the Reverse Split is approved, there will be a proportionate reduction in the number of shares of Common Stock subject to outstanding options and warrants and the exercise price per share would be proportionately increased. The number of shares authorized and available for grant under the Employee Stock Option Plan and the Stock Option Plan for Managed Dental Centers will be proportionately reduced.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Split and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to shareholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the U.S. federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset" under the Internal Revenue Code of 1986, as amended. The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder.

EACH SHAREHOLDER SHOULD CONSULT WITH SUCH SHAREHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE SPLIT

The Reverse Split is an isolated transaction and is not part of a plan to increase periodically any shareholder's proportionate interest in the assets or earnings and profits of the Company. As a result, no gain or loss should be recognized by a shareholder of the Company upon such shareholder's exchange of Old Shares for New Shares pursuant to the Reverse Split. The aggregate tax basis of the New Shares received in the Reverse Split will be the same as the shareholder's aggregate tax basis in the Old Shares exchanged therefor.

LACK OF DISSENTER'S RIGHTS

Dissenting shareholders will not have appraisal rights under the Colorado Business Corporation Act if the proposed Reverse Split is effected because the Company's Common Stock was listed on the NNM on the Record Date. Shareholders who believe that they may be aggrieved by the Reverse Split may have other rights under federal law or common law, such as rights relating to the fairness of the Reverse Split and the fiduciary responsibilities of the corporate officers, directors and shareholders. The nature and extent of such rights, if any, may vary depending upon the facts and circumstances.

RESOLUTIONS TO BE ADOPTED

In connection with the proposed Reverse Split, resolutions in substantially the following form will be submitted for adoption by the shareholders of the Company.

RESOLVED, that:

(a) The issued and outstanding shares of Common Stock ("Old Stock") on the Effective Date as defined below shall be converted into shares of fully-paid and non-assessable Common Stock ("New Stock") at a ratio of one share of New Stock for between three to five shares of Old Stock (the "Reverse Split"). The Board of Directors of the Company is authorized to determine the exact conversion ratio within the range of three to five shares and to establish the effective date ("Effective Date") of the Reverse Split. Any fractional interest in New Stock that would otherwise result from the Reverse Split shall be rounded up to the next higher whole share.

(b) From and after the Effective Date of the Reverse Split, certificates representing shares of Old Stock shall be deemed to represent only the right to shares of New Stock to which the shareholder would be entitled.

FURTHER RESOLVED, that the officers of the Company are hereby authorized and directed to do all other things and execute and file all documents which in their sole judgment are deemed to be necessary and proper to carry out the intent of the foregoing resolutions.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of January 12, 2001, by
(i) all persons known by the Company to be the beneficial owners of 5% or more of the Common Stock, (ii) each director, (iii) each of the executive officers, and (iv) all executive officers and directors as a group. Unless otherwise indicated, the address of each of the persons named below is in care of the Company, 3801 East Florida Avenue, Suite 508, Denver, Colorado 80210.

                                                                    Number of Shares             Percent of
Name of Beneficial Owner                                           Beneficially Owned            Class(1)(2)
------------------------                                           ------------------            -----------
Frederic W.J. Birner (3)                                                   677,241                   11.1%
Mark A. Birner, D.D.S. (4)                                                 817,466                   13.4%
Dennis N. Genty (5)                                                        567,280                    9.3%
James M. Ciccarelli (6)                                                     58,099                       *
Steven M Bathgate (7)                                                      310,874                    5.1%
Lee Schlessman (8)                                                         527,321                    8.7%
All executive officers and directors as a group (five                    2,430,960                   38.1%
persons) (9)

------------------------
  *  Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days of January 12, 2001, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Percentage of ownership is based on 6,026,688 shares of Common Stock outstanding at January 12, 2001.

(3) Includes 59,510 shares of Common Stock that are issuable upon the exercise of options that are currently exercisable and 36,680 shares of Common Stock that are issuable upon the exercise of warrants that are currently exercisable. Includes 8,500 shares of Common Stock owned by his wife. Mr. Birner disclaims beneficial ownership of all shares held by his wife.

(4) Includes 58,099 shares of Common Stock that are issuable upon the exercise of options that are currently exercisable and 36,680 shares of Common Stock that are issuable upon the exercise of warrants that are currently exercisable.

(5) Includes 48,930 shares of Common Stock that are issuable upon the exercise of options that are currently exercisable and 36,680 shares of Common Stock that are issuable upon the exercise of warrants that are currently exercisable. Includes 473,770 shares of Common Stock owned by his wife. Mr. Genty disclaims beneficial ownership of all shares held by his wife.

(6) Includes 15,000 shares of Common Stock that are issuable upon the exercise of options that are currently exercisable and 43,099 shares of Common Stock that are issuable upon the exercise of warrants that are currently exercisable.

(7) Includes 25,000 shares of Common Stock that are issuable upon the exercise of options that are currently exercisable or are exercisable within 60 days. Includes 127,700 shares of Common Stock owned by his wife. Mr. Bathgate disclaims beneficial ownership of all shares held by his wife. Includes 74,000 shares of Common Stock owned by Bathgate Family Partnership Ltd. Mr. Bathgate disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(8) Includes 247,193 shares of Common Stock over which Mr. Schlessman has sole voting power pursuant to certain powers of attorney, but for which he disclaims beneficial ownership. The address for Mr. Schlessman is 1301 Pennsylvania Avenue, Suite 800, Denver, CO 80203.

(9) Includes 359,678 shares of Common Stock issuable upon the exercise of options and warrants held by all executive officers and directors as a group that are currently exercisable or are exercisable within 60 days.

There has been no change in control of the Company since the beginning of its last fiscal year, and there are no arrangements known to the Company, including any pledge of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

                                 OTHER BUSINESS

As of the date of this Proxy Statement, management was not aware of any business not described above would be presented for consideration at the Meeting. If any other business properly comes before the Meeting, it is intended that the shares represented by proxies will be voted in respect thereto in accordance with the judgment of the persons voting them.

The above Notice and Proxy Statement are sent by order of the Board of Directors.

                                        /s/ Dennis N. Genty
                                        -------------------------------------
                                        Name:  Dennis N. Genty
                                        Title: Chief Financial Officer,
                                               Secretary and Treasurer

Denver, Colorado
January 30, 2001

PROXY                                                                      PROXY


      PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF
                    SHAREHOLDERS TO BE HELD FEBRUARY 22, 2001

The undersigned hereby appoints Frederic W.J. Birner, Mark A. Birner, D.D.S. and Dennis N. Genty, and each of them, proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of Birner Dental Management Services, Inc. (the "Company"), which the undersigned is entitled to vote, at the Special Meeting of Shareholders (the "Meeting") to be held on Thursday, February 22, 2001, at 10:00 a.m., Mountain Time, at the Company's offices, 3801 East Florida Avenue, Suite 508, Denver, Colorado, and at any and all adjournments thereof for the following purposes:

(1) Approval of a proposal to make a reverse split of the Company's issued and outstanding Common Stock pursuant to which the Company would issue one share for between three and five shares of its presently outstanding Common Stock as determined by the Company's Board of Directors:

          For   [ ]        Against   [ ]       Abstain   [ ]

(2) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER (S). IF NO DIRECTION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING "FOR" APPROVAL OF THE REVERSE SPLIT.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement furnished therewith. The undersigned hereby revokes any proxies given prior to the date reflected below.

                                      Dated

                                                         , 2001
                                      -------------------

                                      -------------------------------------

                                      -------------------------------------
                                      SIGNATURE(S) OF SHAREHOLDER(S)

                                      Please complete, date and sign exactly as your name appears hereon. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate official, please add your title.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE TO COMPUTERSHARE TRUST COMPANY, INC., AS AGENT FOR THE COMPANY. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.


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